United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2016

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

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Virginia	0-20293	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

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Registrant’s telephone number, including area code: (804) 633-5031

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2016, Union Bankshares Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P., with respect to the offer and sale of $150 million aggregate principal amount of its 5.00% Fixed-to-Floating Rate Subordinated Notes due 2026 (the “Notes”) at a public offering price equal to 100% of the aggregate principal amount of the Notes. The offering of the Notes is expected to close on December 5, 2016, subject to customary closing conditions. The Company expects to realize net proceeds from the sale of the Notes of $148.5 million, after giving effect to the underwriting discount and before expenses of the offering.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The Company intends to use the net proceeds of the offering to repay amounts outstanding under a line of credit, contribute capital to its subsidiary bank, Union Bank & Trust, and for general corporate purposes. Net proceeds from the offering contributed to Union Bank & Trust are anticipated to be used to strengthen the Bank’s regulatory capital, to fund loan growth, and for general corporate purposes.

The Notes are offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-198710) (including base prospectus) under the Securities Act of 1933, as amended, which was filed with the Securities and Exchange Commission (the “SEC”) and automatically became effective on September 12, 2014, a preliminary prospectus supplement filed with the SEC and a final prospectus supplement to be filed with the SEC.

Item 8.01 Other Events.

On December 1, 2016, the Company issued a press release announcing the pricing of its offering of the Notes, which press release is furnished hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

1.1         Underwriting Agreement, dated November 30, 2016, between the Company and Sandler O’Neill & Partners, L.P.

99.1       Press release, dated December 1, 2016

Forward-Looking Statements

This report and certain other communications by the Company contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements, including but not limited to those regarding the offering and the use of proceeds therefrom, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. These risks and uncertainties include, but are not limited to, market conditions affecting the offering. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company’s filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: December 1, 2016	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and
Chief Financial Officer